UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2016

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 10, 2016, and effective as of that date, the Board of Directors (the “Board”) of Werner Enterprises, Inc. (the “Company”) adopted Revised and Restated By-Laws (the “Amended By-Laws”), replacing the former Revised and Restated By-Laws (the “Prior By-Laws”) in their entirety. The Amended By-Laws, among other things:

•
modified the officers of the Company to (i) provide for an Executive Chairman, if so designated by the Board, who is excluded from simultaneously serving as any other officer of the Company, has plenary authority to oversee, review and make all significant or material business decisions of the Company, but is not the principal executive officer and (ii) remove the officer position of Vice Chairman;

•	authorized the Board to grant authority to the Executive Chairman, Chief Executive Officer and the President to appoint certain Company officers;

•	defined the class of a newly appointed Director chosen to fill a vacancy as being the same class as the Director being replaced;

•	changed the tenure of officers of the Company from an annual term to an indefinite term ending at resignation, removal or incapacity to service as an officer.
The foregoing description of the changes is qualified in its entirety by reference to the full text of the Amended By-Laws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference. A marked copy of the Amended By-Laws indicating changes made to the Prior By-Laws of the Company is also filed as Exhibit 3.2 to this Form 8-K and is incorporated by reference into this Item 5.03.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits.

3.1	Revised and Restated By-Laws of Werner Enterprises, Inc.

3.2	Revised and Restated By-Laws of Werner Enterprises, Inc. (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: May 16, 2016	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: May 16, 2016	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary